UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2009 (October 30, 2009)

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mercer Road, Natick, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 651-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 30, 2009, BJ’s Wholesale Club, Inc. (the “Registrant” or the “Company”) entered into a new $200 million unsecured credit agreement led by Bank of America, N.A. as administrative agent and lender, and a group of other agents and lenders which expires October 30, 2012. This agreement is guaranteed, on an unsecured basis, by certain of the Company’s subsidiaries. This agreement replaces the prior bank credit agreement, which was scheduled to expire on April 27, 2010. The new agreement includes a $50 million sub-facility for letters of credit.

The Company is required to pay an annual commitment fee which, at closing, was 0.375% of the amount by which the total commitment exceeds the total outstanding credit exposure. Interest on borrowings is payable at the Company’s option either at (a) the LIBOR rate plus a margin, which margin is currently 2.75% or (b) a floating rate equal to a margin, which margin is currently 1.75%, plus the highest of (i) the sum of the Federal Funds Effective Rate plus 0.50%, (ii) the administrative agent bank’s prime rate or (iii) one month LIBOR rate plus 1.0%. The commitment fee, the LIBOR margin and the floating rate margin are subject to favorable change based upon improvement in the Company’s adjusted leverage ratio.

The agreement contains financial covenants which include a minimum fixed charge coverage requirement and a maximum adjusted leverage ratio. The Company is required to comply with these covenants on a quarterly basis. Under the agreement, the Company must also comply with certain negative covenants, which are similar to those existing under the prior bank agreement. The negative covenants allow the Company to pay dividends or repurchase its own stock in any amount so long as it remains in compliance with all requirements under the new credit agreement. The full text of the new agreement is attached as Exhibit 10.18 to this Current Report on Form 8-K.

Item 1.02.	Termination of a Material Definitive Agreement

The Registrant’s previous $225 million unsecured credit agreement, dated April 28, 2005, among the Registrant and certain lenders (as filed as Exhibit 10.29 to the Registrant’s Form 8-K filed on May 4, 2005), which was scheduled to expire pursuant to its terms on April 27, 2010, was terminated concurrently with the execution of the new credit agreement discussed in Item 1.01. There were no fees triggered as a result of the early termination of the Registrant’s previous credit agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information set forth in Item 1.01 above with respect to the Registrant’s new credit agreement is incorporated herein in its entirety.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in Item 1.01 above with respect to certain restrictions on the payment of dividends under the Registrant’s new credit agreement is incorporated herein by reference. These restrictions are the same as the restrictions that existed under the Registrant’s prior credit agreement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.18	Credit Agreement, dated October 30, 2009, among the Registrant, Bank of America, N.A. as administrative agent and lender, and a group of other agents and lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2009	BJ’s WHOLESALE CLUB, INC.

	By:	/S/ FRANK D. FORWARD
Frank D. Forward
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.18	Credit Agreement, dated October 30, 2009, among the Registrant, Bank of America, N.A. as administrative agent and lender, and a group of other agents and lenders.